SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

CASCADE WIND CORP.

Cascade Wind Corp., Inc., a Nevada corporation (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

The Company desires to issue a maximum of 3,000,000 shares of common stock of the Company, together with warrants, at a price of $1.00 per share (the “Offering”); and

Subscriber desires to acquire the number of shares of common stock (hereinafter the "Shares") set forth on the signature page hereof, together with warrants to purchase additional shares of the Company’s common stock in an amount equal to thirty-five percent (35%) of the number of Shares purchased by Subscriber.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION

1.1         Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set-forth upon the signature page hereof at a price equal to $1.00 per share (“Share Price”), and the Company agrees to sell such Shares to Subscriber for said purchase price.  Upon execution, this subscription shall be irrevocable by Subscriber.

1.2         The minimum number of Shares that must be purchased by an investor is 50,000 ($50,000).

1.3         Each investor will also receive warrants to purchase additional shares of our common stock in an amount equal to thirty-five percent (35%) of the number of Shares purchased by that investor, which warrants will be exercisable for three (3) years at $1.25 per share (the “Warrants”). Additional terms and conditions of the Warrants are set forth in the Form of Warrant attached as Exhibit 2 to the Confidential Private Placement Memorandum dated March 29, 2010 (the “Offering Memorandum”), incorporated herein by this reference.  The Shares and the Warrants are hereinafter collectively referred to as the “Securities.”

1.4         The purchase price for the Securities subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Agreement to Steven Shum, Cascade Wind Corp., Inc., 1500 SW 1st Street, Suite 910 , Portland, OR 97201 or such other place as the Company shall designate in writing.  Payment can be made by wire transfer for the full purchase price of $1.00 per Share to: Wells Fargo, N.A. Bank where the ABA number is #121000248 and the Account number is #1839401351, reference “Cascade Wind Corp.”

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1         Subscriber hereby severally represents and warrants to the Company the following:

(A)
Subscriber recognizes that the purchase of the Securities subscribed to herein involves a high degree of risk in that the Company has only recently started operations and will likely require substantial additional funds;

(B)
Subscriber recognizes that an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities;

(C)
Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	The Subscriber is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended;

(E)	Subscriber is that no market for the Securities presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(F)
Subscriber acknowledges that the Securities are subject to significant restrictions on transfer as imposed by state and federal securities laws, including but not limited to a minimum holding period of at least one (1) year;

(G)
Subscriber hereby acknowledges (i) that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by the securities regulator of any state; (ii) that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that any certificate evidencing the Shares received by Subscriber will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(H)	Subscriber is acquiring the Securities as principal for Subscriber's own benefit;

(I)	Subscriber is not aware of any advertisement of the Securities or any general solicitation in connection with this offering;

(J)
Subscriber acknowledges receipt and review of the Offering Memorandum, together with the opportunity and the Company’s encouragement to seek the advice and consultation of independent investment, legal and tax counsel;

(K)
Subscriber acknowledges and agrees that the Company has previously made available to Subscriber the opportunity to ask questions of and to receive answers from representatives of the Company concerning the Company and the Offering, as well as to conduct whatever due diligence the Subscriber, in its discretion, deems advisable.  Subscriber is not relying on any information communicated by any representatives of the Company and is relying solely upon the information contained in the Offering Memorandum, including Exhibits thereto, our publicly available reports at www.sec.gov and information obtained during Subscriber’s due diligence investigation in making a decision to invest in the Securities and the Company.

REPRESENTATIONS BY THE COMPANY

3.1         The Company represents and warrants to the Subscriber that:

(A)
The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

(C)	Upon issue, the Warrants will be validly issued, securities of the Company, enforceable in accordance with the written terms thereof.

(D)	The shares of common stock of the Company issuable upon exercise of the Warrants will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

REGISTRATION RIGHTS

4.1         Registrable Securities.  “Registrable Securities” shall mean the Shares and all shares of the Company’s common stock issuable upon exercise of the Warrants; provided, however, that such securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by the Subscriber or a permitted transferee of the Subscriber (each a “Holder”); and (D) may not be disposed of under Rule 144 under the Securities Act without restriction.

4.2         The Company shall use its best efforts to, within 90 days of the close of the Offering described in the Offering Memorandum, prepare and file a registration statement under the Securities Act of 1933, as amended, which shall include the Registrable Securities then held by Holders.  Thereafter, the Company (A) shall use its best efforts to cause such registration statement to become effective as soon as practicable; (B) shall take all other reasonable action necessary under any federal or state law or regulation of any governmental authority to permit all such Registrable Securities to be sold or otherwise disposed of; and (C) shall maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for Holder to promptly effect the proposed sale or other disposition, until such time that all of such Registrable Securities are no longer, by reason of Rule 144 under the Securities Act, required to be registered for the sale thereof by such Holders.

4.3         The Company will also use its best efforts to, during the period that such registration statement is required to be maintained hereunder:

(A)	File such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder;

(B)
Furnish to the Holder such numbers of copies of a final prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by Holder; and

(C)
Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates will not bear any restrictive legends.

4.4         Furnish Information.  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held thereby, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of the Registrable Securities.

4.5         Registration Expenses.  The Company shall bear and pay all registration expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to this section 4, but excluding underwriting discounts and commissions relating to Registrable Securities and excluding any professional fees or costs of accounting, financial or legal advisors to any Holder.

4.6         Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this section 4 to include any Holder’s Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).  For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a Holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

4.7         Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

TERMS OF SUBSCRIPTION

5.1           Upon acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

5.2           Subscriber hereby authorizes and directs the Company to deliver the Securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

5.3           Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

5.4           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

5.5           Adjustments For Subsequent Dilutive Issuances.  If the Company, at any time prior to March 31, 2011, shall sell or grant Common Stock at an effective price per share less than the Share Price (as adjusted herein) paid by Subscriber in this Offering (such lower price, the “Dilutive Share Price” and such issuances collectively, a “Dilutive Equity Issuance”), then the Company shall upon closing such Dilutive Equity Issuance also issue to the Subscriber an additional number of shares of Company common stock such that Share Price paid by Subscriber for the Shares purchased by Subscriber in the Offering, which Shares have been continuously held by such Subscriber since the close of the Offering through the date of the Dilutive Equity Issuance, shall be effectively reduced to the Dilutive Share Price. If, at any time prior to March 31, 2011, the number of outstanding shares of the Company’s common stock is (i) increased by a stock dividend payable in shares of common stock or by a subdivision or split-up of shares of common stock, or (ii) decreased by a combination of shares of common stock, then, following the record date fixed for the determination of holders common stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Share Price for purposes of this Section 5.5 shall be adjusted to a new amount equal to the product of (I) the Share Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of common stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of common stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

ACCREDITED INVESTOR STATUS

5.6           ÿ   By checking this box, Subscriber represents and warrants to the Company that the Subscriber is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act").  The Subscriber acknowledges having reviewed and considered the definition of “Accredited Investor” attached to this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ________ 2010.

Number of Shares Subscribed For:
Total Purchase Price:
Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:
Subscriber’s SS# or tax ID#:

ACCEPTED BY: CASCADE WIND CORP., INC.

Signature of Authorized Signatory:
Name of Authorized Signatory:	Steven Shum
Date of Acceptance:

Accredited Investor Definition

The Subscriber will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act") if the Subscriber is any of the following:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors.